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                                                                    Exhibit 10.1

                       SECOND AMENDMENT TO LEASE AGREEMENT

      This Second Amendment to Lease Agreement (this "Amendment") is entered into as of the 26th day of July, 2004, by and between William Brooks Real Estate Company, an Ohio corporation ("Lessor"), and Rocky Shoes & Boots, Inc., an Ohio corporation ("Lessee").

                                    RECITALS

      A. Lessor and Lessee entered into that certain Lease Agreement dated as of May 1, 1998, which was amended in that Amended and Restated Lease Agreement dated March 1, 2002 (collectively, the "Lease"), whereby Lessee agreed to lease from Lessor the shoe factory located at 45 East Canal Street, Nelsonville, Ohio and the parking lot located at 13-78 Myers Street in Nelsonville, Ohio and more particularly described on Exhibit A (the "Leased Premises");

      B. Lessee is operating the Leased Premises under a Renewal Option, which commenced March 1, 2004 and expires February 28, 2005;

      C. Lessor and Lessee now desire to amend the Lease to change the Rent, to amend the terms and conditions of the Option to Purchase the Leased Premises and to otherwise modify the Lease as herein provided, all on and subject to the terms and conditions hereof.

      NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. Lease: The term "Lease" shall hereinafter be meant to include both the Lease and this Amendment.

2. Section 13.01, Renewal Option, of Article 13, OPTION TO RENEW OR EXTEND, is hereby deleted in its entirety and replaced with the following:

            13.01 If the Lessee is not then in default of its obligation to pay rent or of any other obligations hereunder, Lessee shall have the right to renew this Lease for Renewal Terms of one year beginning on March 1, 2004, under the same terms and conditions as this Lease; provided, however, that the monthly base Rent during the Renewal Terms shall be increased to an amount equal to 104% of the base Rent of the immediately preceding Lease year, except that the monthly base rent during the Renewal Option beginning March 31, 2004 and expiring February 28, 2005 shall be Five Thousand Dollars ($5,000.00). Lessee may exercise the options to renew by giving Lessor written notice thereof at least six months prior to the expiration of the Initial Term and each subsequent Renewal Term;

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3.    Article 14, Option to Purchase Leases Premises, is hereby deleted in its entirety and replaced with the following:

      Article 14. Purchase and Sale

            14.1 Lessor agrees to sell and convey to Lessee and Lessee agrees to buy and pay for the Leased Premises on or before January 31, 2005.

            14.2 Lessor agrees at the time of closing to convey fee simple title to the Leases Premises to Lessee by general warranty deed subject to (a) zoning ordinances affecting the Leased Premises, (b) ad valorem taxes not yet due and payable and (c) such other matters as may be agreed to in writing by the Lessee.

            14.3 The purchase price (the "Purchase Price") of the Leased Premises shall be Five Hundred Five Thousand Dollars and 00/100 ($505,000.00), and shall be paid by Lessee's certified check, bank check or wire transfer at the closing of the sale of the Leased Premises.

            14.4 Lessor warrants and represents to Lessee that as of the date hereof and as of the date of closing:

                  a. Lessor is the owner of good and marketable fee simple title to the Leased Premises, free and clear of all liens, easements, restrictions, options, reservations, mortgages, security titles and interest, covenants, conditions, rights of way, licenses, permits, encumbrances, leases, tenancies, claims of lessees in possession and rights of any kind, except for matters set forth in Exhibit B attached hereto and incorporated herein by reference (the "Permitted Encumbrances").

                  b. So long as this agreement remains in force, Lessor will not lease, rent or convey all or any portion of the Leased Premises or any interest therein, or enter into any agreement granting to any person or entity any right with respect to the Leased Premises, or any portion thereof, without first obtaining the written consent of Lessee.

                  c. Lessor is not now a party to any litigation, investigation or other proceeding nor to the knowledge of Lessor is any such litigation, investigation or proceeding threatened, which relates to the Leased Premises, directly or indirectly, or Lessor's right to sell the Leased Premises.

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                  d.    Lessor has no knowledge of any pending, threatened or
                        contemplated condemnation proceedings, which will or may affect the Leased Premises in any, respect whatsoever.

                  e. Lessor has no notice of and is not aware of any violation of any laws, ordinances, orders, restrictive covenants or other requirements affecting the Leased Premises, and there are no violations of record of any of the foregoing.

                  f. There are no commitments to governmental authorities or agencies or utilities or quasi govern- mental entities, which affect the Lease Premises and no conditions of zoning of the Leased Premises, which have not been completed, fulfilled.

                  g. There are no taxes, assessments or levies of any type (except ad valorem taxes for year 2004) relating to the Leased Premises which are presently due and payable or which may become a lien or other charge against any part of the Leased Premises.

                  h. The improvements (if any) are within the boundary lines of the Leased Premises described in Exhibit A and there are no encroachments on the Leased Premises of any adjoining landowner.

                  i To the best of Lessor's knowledge, the Leased Premises has never been used as a landfill to receive solid waste, whether or not hazardous and has never been used for the disposal, storage or treatment of any waste, trash, garbage, industrial by-product, chemical or hazardous substance of any nature, including without limitation radioactive materials, PCBs, asbestos, pesticides, herbicides, pesticide or herbicide containers, untreated sewage, industrial process sludge or any "hazardous substance" as such term is defined in the following sources as amended from time to time: (i) the Resource and Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA"); (ii) the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et. seq. ("HMTA"); (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq. ("CERCLA"); (iv) applicable laws of the jurisdiction where the Leased Premises is located, and (v) any federal, state or local statutes, regulations, ordinances, or rules or orders

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                        issued or promulgated under or pursuant to any of those
                        laws or otherwise by any department, agency or other administrative, regulatory or judicial body. The Leased Premises does not contain asbestos insulation or electrical transformers cooled by phenylchlorobenzene or biphenyls. Lessor hereby agrees to indemnify Lessee for any liability, costs, damage, loss, claim, expense or cause of action (including but not limited to attorneys' fees and court costs) incurred by or threatened against Lessee as a result of a breach of any of the warranties or representations contained in this paragraph.

            14.5 Prior to the closing, Lessee may, but is not obligated, deliver to Lessor, at its sole discretion and cost, a boundary survey (the "Survey") of the Leased Premises, prepared by a surveyor licensed in Ohio.

                  14.6 At closing, Lessor's title to the Leased Premises shall be good and marketable and free and clear of all liens and encumbrances except: (a) the lien of real estate taxes not then due and payable, (b) easements of record which do not interfere with Lessee's proposed use, and (c) all applicable zoning and building laws, ordinances and regulations. Lessee shall secure and Lessor shall pay for a preliminary title insurance commitment and, after the date of closing, an owner's title insurance policy with extended coverage or comparable form issued by a title insurance company selected by Lessee (the "Title Company") in the amount of the purchase price. The title policy shall insure title to the Leased Premises (including all access, parking and utility easements) in Lessee, free and clear of all liens and encumbrances, except as limited above. If title shall prove defective, Lessor shall perfect the same promptly, but if title cannot be perfected by closing, Lessee may terminate this contract or may, at its election, take title as it then is (with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount), upon giving written notice of such election to Lessor. Marketable title as used herein shall mean title which the Title Company will insure at its regular rates, subject only to standard exceptions and matters referred to in this paragraph.

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            14.7  The purchase and sale herein shall be closed on or before
                  January 31, 2005.

            14.8 At the closing, each party shall execute and deliver all documents necessary to effect and complete the closing.

            14.9 Lessor shall pay all conveyance or other taxes payable in connection with the recordation of the general warranty deed.

            14.10 Lessee shall pay all costs of recording the general warranty deed and all other documents related to the transaction.

            14.11 Rent shall be prorated as of the date of closing. Any other prepaid rent previously paid by Lessee to Lessor will be credited to Lessee against the Purchase Price.

            14.12 At the closing, the Lessor shall convey the Leased Premises by general warranty deed and deliver such general warranty deed to the Lessee at the closing. At the closing, Lessor shall deliver to Lessee an affidavit in form reasonably satisfactory to Lessee certifying that Lessor is not a "non-foreign person" which would subject Lessor to withholding tax provisions under
                  Section 1445 of the Internal Revenue Code of 1986 as amended. At closing, Lessor will deliver a lien waiver, acceptable to Lessee and Lessee's title insurer.

            14.13 Ad valorem taxes on the Leased Premises for the year in which the purchase and sale hereunder is closed shall be prorated as of the end of the day of the closing on a calendar year basis. In the event tax bills have not been issued for the year of closing, taxes shall be prorated based on the previous year's tax bill. All income received and expenses incurred with respect to the Leased Premises shall also be prorated as of the date of the closing and appropriate payments or credits made at closing. Lessor shall deliver possession of the Leased Premises to the Lessee on or before the date of closing.

4. Each party represents to the other that it has had no dealings with any realtor, broker or agent in connection with the negotiation of this Amendment and each agrees to indemnify and hold the other harmless from and against the claims of or liability to any other realtor, broker or agent claiming by, through or on behalf of such party with respect to this Amendment.

5. The Lease, as amended, constitutes the entire agreement of the Lessor and Lessee with respect to the matters stated in the Lease and may not be amended or modified unless such amendment or modification shall be in writing and signed by Lessor and Lessee.

6. The Lease shall be governed in all respects by the laws of the State of Ohio.

7. This Amendment may be executed in one or more counterparts, each of which shall be

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      deemed to be an original, and all of which, when taken together, shall constitute one agreement binding upon the parties thereto.

8. Except as amended or modified hereby, all terms, covenants and conditions of the Lease as heretofore in effect, shall remain in full force and effect through the term as extended, and, as amended and modified hereby, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the original Lease, the terms of this Amendment shall control.

9. All capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to said terms in the Lease.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement effective as of the date first set forth above.

LESSOR:                                 LESSEE:

WILLIAM BROOKS REAL ESTATE              ROCKY SHOES & BOOTS, INC.,
COMPANY, an Ohio corporation            an Ohio corporation

By:    /s/ Patricia Brooks Robey        By:      /s/ James E. McDonald
   ---------------------------------       -------------------------------------
   Patricia Brooks Robey                   James E. McDonald
   President                               Vice President and Chief Financial
                                           Officer

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